SLM Student Loan Trust 2003-7 Quarterly Servicing Report
Report Date: 11/30/2005 Reporting Period: 9/01/05-11/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics				08/31/2005	Activity	11/30/2005
A	i	Portfolio Balance			$2,125,616,995.17	$(70,153,468.49)	$2,055,463,526.68
	ii	Interest to be Capitalized			9,817,654.18		10,100,075.54

	iii	Total Pool			$2,135,434,649.35		$2,065,563,602.22

	iv	Specified Reserve Account Balance			5,338,586.62		5,163,909.01

	v	Total Adjusted Pool			$2,140,773,235.97		$2,070,727,511.23

B	i	Weighted Average Coupon (WAC)			6.129%		6.106%
	ii	Weighted Average Remaining Term			251.57		250.40
	iii	Number of Loans			114,169		110,994
	iv	Number of Borrowers			69,682		67,659
	v	Aggregate Outstanding Principal Balance — T-Bill			$382,651,250.16		$361,238,157.70
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$1,752,783,399.19		$1,704,325,444.52

	Notes and Certificates			Spread	Exchange Rate	Balance 09/15/05	Balance 12/15/05
C	i	A-1 Notes	78442GHD1	0.010%	1.0000	$—	$—
	ii	A-2 Notes	78442GHE9	0.030%	1.0000	$173,951,235.97	$103,905,511.23
	iii	A-3 Notes	78442GHF6	0.110%	1.0000	$362,511,000.00	$362,511,000.00
	iv	A-4 Notes	78442GHG4	0.200%	1.0000	$311,079,000.00	$311,079,000.00
	v	A-5A Notes	78442GHH2	0.160%	1.0000	$367,497,000.00	$367,497,000.00
	vi	A-5B* Notes	XS0172693052	—	1.1330	€750,000,000.00	€750,000,000.00
	vii	B Notes	78442GHK5	0.570%	1.0000	$75,985,000.00	$75,985,000.00
	Reserve Account					09/15/05	12/15/05
D	i	Required Reserve Acct Deposit (%)				0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)				$—	$—
	iii	Specified Reserve Acct Balance ($)				$5,338,586.62	$5,163,909.01
	iv	Reserve Account Floor Balance ($)				$3,761,650.00	$3,761,650.00
	v	Current Reserve Acct Balance ($)				$5,338,586.62	$5,163,909.01

	Other Accounts					09/15/05	12/15/05
E	i	Remarketing Fee Account				$—	$—
	ii	Capitalized Interest Account				$—	$—
	iii	Principal Accumulation Account (A-5A)				$—	$—
	iv	Supplemental Interest Account (A-5A)				$—	$—
	v	Principal Accumulation Account (A-5B)				$—	$—
	vi	Supplemental Interest Account (A-5B)				$10,846,350.63	$10,277,136.15

	Asset/Liability					09/15/05	12/15/05
F	i	Total Adjusted Pool				$2,140,773,235.97	$2,070,727,511.23
	ii	Total $ Equivalent Notes				$2,140,773,235.97	$2,070,727,511.23
	iii	Difference				$—	$—
	iv	Parity Ratio				1.00000	1.00000

* A-5B Notes are denominated in Euros

II. 2003-7 Transactions from: 08/31/05 through: 11/30/05

A	Student Loan Principal Activity
	i	Regular Principal Collections	$74,905,240.18
	ii	Principal Collections from Guarantor	6,500,919.62
	iii	Principal Reimbursements	22,674.40
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$81,428,834.20

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$321.51
	ii	Capitalized Interest	(11,275,687.22)

	iii	Total Non-Cash Principal Activity	$(11,275,365.71)

C	Total Student Loan Principal Activity		$70,153,468.49

D	Student Loan Interest Activity
	i	Regular Interest Collections	$18,926,453.95
	ii	Interest Claims Received from Guarantors	365,442.11
	iii	Collection Fees/Returned Items	8,179.47
	iv	Late Fee Reimbursements	285,577.35
	v	Interest Reimbursements	6,332.39
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	4,867,635.63
	viii	Subsidy Payments	1,517,071.85

	ix	Total Interest Collections	$25,976,692.75

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,653.64
	ii	Capitalized Interest	11,275,687.22

	iii	Total Non-Cash Interest Adjustments	$11,277,340.86

F	Total Student Loan Interest Activity		$37,254,033.61

G	Non-Reimbursable Losses During Collection Period		$0.00

H	Cumulative Non-Reimbursable Losses to Date		$279,913.83

III. 2003-7 Collection Account Activity 08/31/05 through 11/30/05

A	Principal Collections
	i	Principal Payments Received	$32,095,132.99
	ii	Consolidation Principal Payments	49,311,026.81
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Principal	22,674.40

	vii	Total Principal Collections	$81,428,834.20

B	Interest Collections
	i	Interest Payments Received	$25,121,666.11
	ii	Consolidation Interest Payments	554,937.43
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	6,187.28
	vi	Re-purchased Interest	145.11
	vii	Collection Fees/Return Items	8,179.47
	viii	Late Fees	285,577.35

	ix	Total Interest Collections	$25,976,692.75

C	Other Reimbursements		$277,560.76

D	Reserves In Excess of the Requirement		$174,677.61

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Account(s		$10,846,350.63

G	Interest Rate Cap Proceeds		$—

H	Interest Rate Swap Proceeds		$—

I	Administrator Account Investment Income		$—

J	Trust Account Investment Income		$699,418.49

K	Funds Released from Capitalized Interest Account		$—

	TOTAL AVAILABLE FUNDS		$119,403,534.44
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,766,364.99)
		Consolidation Loan Rebate Fees	(7,249,849.29)

L	NET AVAILABLE FUNDS		$110,387,320.16

M	Servicing Fees Due for Current Period		$864,520.42

N	Carryover Servicing Fees Due		$—

O	Administration Fees Due		$25,000.00

P	Total Fees Due for Period		$889,520.42

IV. 2003-7 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	08/31/05	11/30/05	08/31/05	11/30/05	08/31/05	11/30/05	08/31/05	11/30/05	08/31/05	11/30/05
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
REPAYMENT
Active
Current	5.986%	5.928%	80,397	74,568	70.419%	67.182%	$1,399,125,326.15	$1,299,056,346.76	65.822%	63.200%
31-60 Days Delinquent	6.799%	6.697%	3,280	3,214	2.873%	2.896%	$64,100,578.99	$60,637,516.40	3.016%	2.950%
61-90 Days Delinquent	6.864%	6.916%	1,924	1,688	1.685%	1.521%	$37,989,906.21	$32,566,113.40	1.787%	1.584%
91-120 Days Delinquent	6.953%	7.019%	969	826	0.849%	0.744%	$19,087,844.40	$15,932,530.30	0.898%	0.775%
> 120 Days Delinquent	7.198%	7.167%	2,240	1,962	1.962%	1.768%	$40,466,156.94	$37,745,600.98	1.904%	1.836%

Deferment
Current	6.073%	6.144%	10,788	10,289	9.449%	9.270%	$216,374,188.51	$199,450,275.95	10.179%	9.703%

Forbearance
Current	6.359%	6.362%	14,349	18,124	12.568%	16.329%	$344,680,106.21	$404,685,021.00	16.216%	19.688%

TOTAL REPAYMENT	6.127%	6.104%	113,947	110,671	99.806%	99.709%	$2,121,824,107.41	$2,050,073,404.79	99.822%	99.738%
Claims in Process (1)	7.126%	6.715%	222	323	0.194%	0.291%	$3,792,887.76	$5,390,121.89	0.178%	0.262%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
GRAND TOTAL	6.129%	6.106%	114,169	110,994	100.000%	100.000%	$2,125,616,995.17	$2,055,463,526.68	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*	Percentages may not total 100% due to rounding.

V. 2003-7 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period		$30,139,421.14
B	Interest Subsidy Payments Accrued During Collection Period		1,424,971.44
C	SAP Payments Accrued During Collection Period		5,871,303.17
D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)		383,601.46
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00
F	Consolidation Loan Rebate Fees		(7,249,849.29)

G	Net Expected Interest Collections		$30,569,447.92

H	Interest Rate Cap Payments Due to the Trust

			Cap

	i	Cap Notional Amount	CAP TERMINATED

	ii	Libor (Interpolated first period)	3.87000%
	iii	Cap %	5.00000%

	iv	Excess Over Cap ( ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

Swap Payments
				A-5A Swap Calc	A-5B Swap Calc
i	Notional Swap Amount (USD)			—	$849,750,000
ii	Notional Swap Amount (Euros)			—	€750,000,000

SLM Student Loan Trust Pays:
iia	3 Month Libor			0.00000%	3.87000%
iib	Spread			0.000%	0.265%

iic	Pay Rate			0.000%	4.135%
iii	Gross Swap Payment CDC IXIS			$—	$8,881,893.85
iv	Days in Period	09/15/05	12/15/05	91	91

CDC IXIS Pays:
v	Fixed Rate Equal To Respective Reset Note Rate			0.00000%	3.80000%
vi	Gross Swap Receipt Due Paying Agent			$0.00	€— *
vii	Days in Period	06/15/05	06/15/06	365	365

*A-5B Counterparty pays in Euros

VI. 2003-7 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.000000000	09/15/05 - 12/15/05	0.00000%	LIBOR

B	Class A-2 Interest Rate	0.009858333	09/15/05 - 12/15/05	3.90000%	LIBOR

C	Class A-3 Interest Rate	0.010060556	09/15/05 - 12/15/05	3.98000%	LIBOR

D	Class A-4 Interest Rate	0.010288056	09/15/05 - 12/15/05	4.07000%	LIBOR

E	Class A-5A Interest Rate	0.010186944	09/15/05 - 12/15/05	4.03000%	LIBOR

F	Class A-5B Interest Rate*	0.000000000	6/15/05 - 6/15/06	3.80000%	Fixed

G	Class B Interest Rate	0.011223333	09/15/05 - 12/15/05	4.44000%	LIBOR

*	Fixed rate euros to be paid to noteholders annually

VII. 2003-7 Inputs From Prior Quarter 08/31/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,125,616,995.17
	ii	Interest To Be Capitalized	9,817,654.18

	iii	Total Pool	$2,135,434,649.35
	iv	Specified Reserve Account Balance	5,338,586.62

	v	Total Adjusted Pool	$2,140,773,235.97

B	Total Note and Certificate Factor		0.845205325
C	Total Note Balance		$2,140,773,235.97

D	Note Balance 09/15/05		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class B

	i	Current Factor	0.000000000	0.587345689	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$0.00	$173,951,235.97	$362,511,000.00	$311,079,000.00	$367,497,000.00	€750,000,000.00	$75,985,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	€—	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	€—	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	€—	$0.00

H	Reserve Account Balance		$5,338,586.62
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

 8

VIII. 2003-7  Remarketing Fee

	Remarketing Fee Account Reconciliation	A-5A	A-5B	Total

	Next Reset Date	06/16/2008	06/15/2010	06/15/2010

i	Reset Period Target Amount	$—	$—	$—

ii	Remarketing Fee Account Balance (net of inv earnings)	$—	$—	$—

iii	Quarterly Funding Amount	$—	$—	$—

IX. 2003-7  Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 09/15/2008 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

X. 2003-7 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-L )		$110,387,320.16	$110,387,320.16

B	Primary Servicing Fees-Current Month		$864,520.42	$109,522,799.74

C	Administration Fee		$25,000.00	$109,497,799.74

D	Aggregate Quarterly Funding Amount		$0.00	$109,497,799.74

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$0.00	$109,497,799.74
	ii	Class A-2	$1,714,869.27	$107,782,930.47
	iii	Class A-3	$3,647,062.06	$104,135,868.41
	iv	Class A-4	$3,200,398.03	$100,935,470.38
	v	Class A-5A	$3,743,671.52	$97,191,798.86
	vi	Class A-5B USD payment to the swap counterparty*	$8,881,893.85	$88,309,905.01

		Total	$21,187,894.73

F	Class B Noteholders’ Interest Distribution Amount		$852,804.98	$87,457,100.03

G	Noteholder’s Principal Distribution Amounts Paid (or set aside**)
	i	Class A-1	$0.00	$87,457,100.03
	ii	Class A-2	$70,045,724.74	$17,411,375.29
	iii	Class A-3	$0.00	$17,411,375.29
	iv	Class A-4	$0.00	$17,411,375.29
	v	Class A-5A	$0.00	$17,411,375.29
	vi	Class A-5B	$0.00	$17,411,375.29

		Total	$70,045,724.74

H	Increase to Supplemental Interest Account		$10,277,136.15	$7,134,239.14

I	Class B Noteholder’s Principal Distribution Amount		$0.00	$7,134,239.14

J	Increase to the Specified Reserve Account		$0.00	$7,134,239.14

K	Carryover Servicing Fees		$0.00	$7,134,239.14

L	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$7,134,239.14

M	Excess to Excess Distribution Certificate Holder		$7,134,239.14	$0.00

*	Fixed rate euro interest to be paid to noteholders annually

**	Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

XI. 2003-7  Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$5,338,586.62
	ii	Deposits to correct Shortfall	$—
	iii	Total Reserve Account Balance Available	$5,338,586.62
	iv	Required Reserve Account Balance	$5,163,909.01
	v	Shortfall Carried to Next Period	$—
	vi	Excess Reserve — Release to Collection Account	$174,677.61
	vii	End of Period Account Balance	$5,163,909.01

B	Capitalized Interest Account
	i	Beginning of Period Account Balance	$—
	ii	Capitalized Interest Release to the Collection Account	$—
	iii	End of Period Account Balance	$—

E	Remarketing Fee Account		A-5A	A-5B	Total

	i	Next Reset Date	06/16/2008	06/15/2010	06/15/2010
	ii	Reset Period Target Amount	$—	$—	$—
	iii	Quarterly Required Amount	$—	$—	$—
	iv	Beginning of Period Account Balance (net of investment earnings)	$—	$—	$—
	v	Quarterly Funding Amount	$—	$—	$—
	vi	Reset Period Target Amount Excess	$—	$—	$—

	vii	End of Period Account Balance (net of investment earnings)	$—	$—	$—

C	Accumulation Accounts		A-5A	A-5B	Total

	i	Accumulation Account Beginning Balance	$—	$—	$—
	ii	Principal deposits for payment on the next Reset Date	$—	$—	$—
	iii	Principal Payments to the Noteholders on Reset Date	$—	$—	$—

	iv	Ending Accumulation Account Balance	$—	$—	$—

D	Supplemental Interest Account		A-5A	A-5B

		Determined	N/A	09/13/2005
	i	Cross Currency Swap Pay Rate	0.00000%	4.13500%
	ii	Investment Rate	0.00000%	3.87000%

	iii	Difference	0.00000%	0.26500%
	iv	Number of Days Through Next Reset Date	914	1643

	v	Supplemental Interest Account Beginning Balance	$—	$10,846,350.63
	vi	Funds Released into Collection Account	$—	$10,846,350.63
	vii	Supplemental Interest Account Deposit Amount	$—	$10,277,136.15

XII. 2003-7Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class B
	i	Quarterly Interest Due			$0.00	$1,714,869.27	$3,647,062.06	$3,200,398.03	$3,743,671.52	€—	$852,804.98
	ii	Quarterly Interest Paid			0.00	1,714,869.27	3,647,062.06	3,200,398.03	3,743,671.52	0.00	852,804.98

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	€—	$0.00

	vii	Quarterly Principal Due			$0.00	$70,045,724.74	$0.00	$0.00	$0.00	€—	$0.00
	viii	Quarterly Principal Paid			0.00	70,045,724.74	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	€—	$0.00

	x	Total Distribution Amount			$0.00	$71,760,594.01	$3,647,062.06	$3,200,398.03	$3,743,671.52	€—	$852,804.98

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 11/30/2005			$2,140,773,235.97
	ii	Adjusted Pool Balance 11/30/2005			2,070,727,511.23

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$70,045,724.74

	iv	Adjusted Pool Balance 08/31/2005			$2,140,773,235.97
	v	Adjusted Pool Balance 11/30/2005			2,070,727,511.23

	vi	Current Principal Due (iv-v)			$70,045,724.74
	vii	Principal Shortfall from Prior Collection Period			—

	viii	Principal Distribution Amount (vi + vii)			$70,045,724.74

	ix	Principal Distribution Amount Paid			$70,045,724.74

	x	Principal Shortfall (viii - ix)			$—

C	Reserve Account Reconciliation
	i	Beginning of Period Balance			$5,338,586.62
	ii	Deposits to correct Shortfall			$—
	iv	Total Reserve Account Balance Available			$5,338,586.62
	v	Required Reserve Account Balance			$5,163,909.01

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve — Release to Collection Account			$174,677.61
	viii	Ending Reserve Account Balance			$5,163,909.01

D	Note Balances			09/15/2005	Paydown Factor	12/15/2005
	i	A-1 Note Balance	78442GHD1	$—		$—
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GHE9	$173,951,235.97		$103,905,511.23
		A-2 Note Pool Factor		0.587345689	0.236509124	0.350836565

	iii	A-3 Note Balance	78442GHF6	$362,511,000.00		$362,511,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GHG4	$311,079,000.00		$311,079,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5A Note Balance	78442GHH2	$367,497,000.00		367,497,000.00
		A-5A Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-5B Note Balance	XS0172693052	€750,000,000.00		€750,000,000.00
		A-5B Note Pool Factor		1.000000000	0.000000000	1.000000000

	x	B Note Balance	78442GHK5	$75,985,000.00		$75,985,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XIII. 2003-7 Historical Pool Information

							2004	2003
			9/01/05-11/30/05	6/01/05-08/31/05	3/01/05-05/31/05	12/01/04-02/28/05	12/01/03-11/30/04	05/26/03-11/30/03

Beginning Student Loan Portfolio Balance			$2,125,616,995.17	$2,194,006,026.93	$2,241,373,200.55	$2,282,819,753.54	$2,425,990,904.31	$2,496,362,688.17

	Student Loan Principal Activity
	i	Regular Principal Collections	$74,905,240.18	$72,695,657.30	$51,294,472.66	$44,282,318.91	$170,302,795.79	$86,435,765.70
	ii	Principal Collections from Guarantor	6,500,919.62	6,623,762.91	7,270,078.62	8,978,303.26	21,993,278.44	3,875,370.21
	iii	Principal Reimbursements	22,674.40	122.98	7,407.74	277,282.40	62,314.79	6,804,334.62
	iv	Other System Adjustments	—	—	—	—	—	—

	v	Total Principal Collections	$81,428,834.20	$79,319,543.19	$58,571,959.02	$53,537,904.57	$192,358,389.02	$97,115,470.53
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$321.51	$1,096.15	$(1,046.89)	$16,084.44	$249,758.08	$958,473.51
	ii	Capitalized Interest	(11,275,687.22)	(10,931,607.58)	(11,203,738.51)	(12,107,436.02)	(49,436,996.33)	(27,702,160.18)

	iii	Total Non-Cash Principal Activity	$(11,275,365.71)	$(10,930,511.43)	$(11,204,785.40)	$(12,091,351.58)	$(49,187,238.25)	$(26,743,686.67)

(-)	Total Student Loan Principal Activity		$70,153,468.49	$68,389,031.76	$47,367,173.62	$41,446,552.99	$143,171,150.77	$70,371,783.86

	Student Loan Interest Activity
	i	Regular Interest Collections	$18,926,453.95	$20,298,799.60	$20,189,939.11	$20,603,283.50	$86,242,119.87	$46,844,280.69
	ii	Interest Claims Received from Guarantors	365,442.11	367,238.15	421,025.90	544,884.91	1,291,781.59	86,375.85
	iii	Collection Fees/Returned Items	8,179.47	8,312.93	6,453.50	7,322.98	18,490.58	4,236.84
	iv	Late Fee Reimbursements	285,577.35	278,408.63	276,055.96	275,232.02	1,070,816.52	508,833.76
	v	Interest Reimbursements	6,332.39	6,149.66	7,686.99	26,452.44	8,239.68	41,707.33
	vi	Other System Adjustments	—	—	—	—	—	—
	vii	Special Allowance Payments	4,867,635.63	3,603,192.68	2,642,593.42	1,158,822.12	675,531.62	66,560.52
	viii	Subsidy Payments	1,517,071.85	1,664,558.07	1,703,386.12	1,734,095.98	7,595,570.76	2,734,088.69

	ix	Total Interest Collections	$25,976,692.75	$26,226,659.72	$25,247,141.00	$24,350,093.95	$96,902,550.62	$50,286,083.68

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,653.64	$174.89	$317.66	$2,483.39	$5,151.88	$(961,280.66)
	ii	Capitalized Interest	11,275,687.22	10,931,607.58	11,203,738.51	12,107,436.02	49,436,996.33	27,702,160.18

	iii	Total Non-Cash Interest Adjustments	$11,277,340.86	$10,931,782.47	$11,204,056.17	$12,109,919.41	$49,442,148.21	$26,740,879.52

	Total Student Loan Interest Activity		$37,254,033.61	$37,158,442.19	$36,451,197.17	$36,460,013.36	$146,344,698.83	$77,026,963.20

(=)	Ending Student Loan Portfolio Balance		$2,055,463,526.68	$2,125,616,995.17	$2,194,006,026.93	$2,241,373,200.55	$2,282,819,753.54	$2,425,990,904.31
(+)	Interest to be Capitalized		$10,100,075.54	$9,817,654.18	$10,800,040.16	$10,483,181.86	$11,051,160.25	$11,091,332.40

(=)	TOTAL POOL		$2,065,563,602.22	$2,135,434,649.35	$2,204,806,067.09	$2,251,856,382.41	$2,293,870,913.79	$2,437,082,236.71

(+)	Reserve Account Balance		$5,163,909.01	$5,338,586.62	$5,512,015.17	$5,629,640.96	$5,734,677.28	$6,092,705.59

(=)	Total Adjusted Pool		$2,070,727,511.23	$2,140,773,235.97	$2,210,318,082.26	$2,257,486,023.37	$2,299,605,591.07	$2,443,174,942.30

XIV. 2003-7 Payment History and CPRs

Distribution	Actual	Since Issued	Distribution	Actual	Since Issued
Date	Pool Balances	CPR*	Date	Pool Balances	CPR*

Sep-03	$2,469,503,231	2.72%	Sep-05	$2,135,434,649	4.28%

Dec-03	$2,437,082,237	2.75%	Dec-05	$2,065,563,602	4.83%

Mar-04	$2,403,523,848	2.82%

Jun-04	$2,373,833,553	2.73%

Sep-04	$2,329,121,008	3.15%

Dec-04	$2,293,870,914	3.18%

Mar-05	$2,251,856,382	3.36%

Jun-05	$2,204,806,067	3.63%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.